                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): June 7, 2000

                               THE AES CORPORATION
             (exact name of registrant as specified in its charter)



      DELAWARE                    0-19281                          54-1163725
(State of Incorporation)    (Commission File No.)     (IRS Employer Identification No.)


                             1001 North 19th Street
                            Arlington, Virginia 22209
          (Address of principal executive offices, including zip code)

               Registrant's telephone number, including area code:
                                 (703) 522-1315

                                 NOT APPLICABLE
          (Former Name or Former Address, if changed since last report)

              This Amendment No. 1 to the Current Report of The AES Corporation (the "Company") on Form 8-K dated June 7, 2000 (the "Report") relates to the Company's completion of the acquisition of 87.2% of the common stock of C.A. La Electricidad de Caracas ("EDC") and Corporacion EDC, C.A. ("CEDC," and together with EDC, "Grupo EDC"). The purpose of this Amendment is to amend Item 7(A) to provide the financial statements of Grupo EDC and Item 7(B) to provide the required pro forma financial information relating to the business combination between the Company and Grupo EDC on June 7, 2000 which were impracticable to provide at the time the Company filed this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANT

To the Stockholders and the Board of Directors of Grupo EDC:

We have audited the accompanying combined balance sheets of Grupo EDC (a Venezuelan corporation) as identified in Note 1, as of December 31, 1999 and 1998, and the related combined statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Valle Energy Ventures, Inc., El Salvador Energy Holdings, Ltd., and HIEDC Holdings, Ltd., the investments in which are reflected in the accompanying financial statements using the equity method of accounting. The investment in these companies represents 17% of combined total assets in 1999 and 1998, respectively, and the equity in their net income represents 16%, 17% and 3% of combined net income in 1999, 1998 and 1997, respectively. The main components of the financial statements of these companies are represented by the investments in the companies mentioned in Note 7, the statements of these companies were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it relates to the amounts included such companies, is based solely on the reports of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors the financial statements referred to above present fairly, in all material respects, the financial position of Grupo EDC as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles in the United States.

                                   FAGUNDEZ Y ASOCIADOS
                           AN ASSOCIATE FIRM OF ARTHUR ANDERSEN

                                      CARLOS RIVILLO
                             PUBLIC ACCOUNTANT CPC No 10517
                                      CNV No R-707

Caracas, Venezuela
August 4, 2000

GRUPO EDC
COMBINED BALANCE SHEETS AS OF DECEMBER 31, 1999 AND 1998
(EXPRESSED IN THOUSANDS OF US DOLLARS)

                                                                            1999                    1998
                                                                      -----------------      -------------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                    $ 503,400                $ 446,148
                                                                      -----------------      -------------------
Accounts receivable
    Trade                                                                      167,392                  143,965
     Less: Allowance for doubtful accounts                                     (26,790)                 (24,313)
                                                                      -----------------      -------------------
                                                                               140,602                  119,652
    Affiliated and related companies                                            10,346                      882
    Other                                                                      136,962                   23,968
                                                                      -----------------      -------------------
                                                                               287,910                  144,502
                                                                      -----------------      -------------------
Inventories, supplies and parts                                                 70,758                   67,970
     Less: Allowance for obsolescence                                           (4,380)                  (4,103)
                                                                      -----------------      -------------------
                                                                                66,378                   63,867
Deferred income tax                                                             11,556                   14,180
Prepaid expenses                                                                 1,959                    4,182
                                                                      -----------------      -------------------
                                         TOTAL CURRENT ASSETS                  871,203                  672,879
                                                                      -----------------      -------------------

Property, plant and equipment, net                                           1,927,588                1,938,832
Investments                                                                  1,034,107                  946,554
Deferred income tax                                                                322                        -
Long-term accounts receivable                                                   32,435                   37,617
Intangible assets and deferred charges                                          30,238                   32,515
Goodwill                                                                         5,947                    6,654
Other assets                                                                       764                    1,875

                                                                      =================      ===================
                                                 TOTAL ASSETS              $ 3,902,604              $ 3,636,926
                                                                      =================      ===================




The accompanying notes are an integral part of these combined statements.

GRUPO EDC
COMBINED BALANCE SHEETS AS OF DECEMBER 31, 1999 AND 1998
(EXPRESSED IN THOUSANDS OF US DOLLARS EXCEPT PER SHARE AMOUNTS)

                                                                            1999                    1998
                                                                      ------------------     -------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Bank loans                                                                    $ 427,440               $ 490,353
Current maturities of long-term debt                                            165,511                  17,886
Accounts payable-trade                                                           80,724                  75,751
Accounts payable-affiliated and related companies                                11,597                     320
Dividends payable                                                                48,283                  20,068
Other current liabilities                                                        57,891                  61,772
                                                                      ------------------     -------------------
                                    TOTAL CURRENT LIABILITIES                   791,446                 666,150
                                                                      ------------------     -------------------

NON-CURRENT LIABILITIES
Long-term debt                                                                  397,065                 501,689
Labor liabilities                                                                58,222                  49,649
Other                                                                            12,972                  11,021
Deferred income  tax                                                                  -                  20,252
                                                                      ------------------     -------------------
                                TOTAL NON-CURRENT LIABILITIES                   468,259                 582,611
                                                                      ------------------     -------------------

Minority interest                                                                 8,203                  10,597

                                                                      ------------------     -------------------
                                            TOTAL LIABILITIES                 1,267,908               1,259,358
                                                                      ------------------     -------------------

STOCKHOLDERS' EQUITY

Capital stock (Common stocks, $ 0.09 and $0.10 par value as of December 31, 1999 and 1998, respectively, 7,266,412 and 6,228,353 of shares, respectively, issued and outstanding)

                                                                                664,740                 649,599
Capital stock subscribed and not paid                                            (5,596)                      -
                                                                      ------------------     -------------------
                                                                                659,144                 649,599
Paid-in surplus                                                                 226,619                 208,655
Retained earnings                                                             1,750,394               1,546,114
Treasury stock at cost                                                           (1,461)                (26,800)
                                                                      ------------------     -------------------
                                   TOTAL STOCKHOLDERS' EQUITY                 2,634,696               2,377,568
                                                                      ==================     ===================
                   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 3,902,604             $ 3,636,926
                                                                      ==================     ===================

The accompanying notes are an integral part of these combined statements.

GRUPO EDC
COMBINED INCOME STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
(EXPRESSED IN THOUSANDS OF US DOLLARS EXCEPT PER SHARE AND PER ADR AMOUNTS)

                                                                      1999             1998             1997
                                                                ----------------- --------------- -----------------
REVENUES
Sales of energy                                                        $ 773,846       $ 737,423         $ 581,814
Other services                                                            11,666          45,692            22,792
                                                                ----------------- --------------- -----------------
                                                                         785,512         783,115           604,606

OPERATING EXPENSES
Generation and purchase of power                                         110,181          79,326            41,572
General and administrative                                               238,897         276,167           177,625
Depreciation and amortization                                            130,570         123,344           124,447
Transmission and distribution                                             75,483          64,044            57,307
                                                                ----------------- --------------- -----------------
                                                                         555,131         542,881           400,951
                                                                ----------------- --------------- -----------------
                                               OPERATING INCOME          230,381         240,234           203,655

Interest income (expense), net                                            14,159          (8,197)          (11,587)
Other income (expense), net                                                6,179          (4,910)            9,259
Translation gain                                                           1,932          22,733             8,403
Equity in net income of affiliated companies                              58,214          45,786             5,546
                                                                ----------------- --------------- -----------------
                                        TOTAL OTHER INCOME, NET           80,484          55,412            11,621
                                                                ----------------- --------------- -----------------

         INCOME BEFORE INCOME TAX BENEFIT (PROVISION), MINORITY
                               INTEREST AND EXTRAORDINARY  ITEM          310,865         295,646           215,276
Income tax benefit (provision)                                             9,143         (31,698)          (28,172)
                                                                ----------------- --------------- -----------------
                            INCOME BEFORE MINORITY INTEREST AND
                                             EXTRAORDINARY ITEM          320,008         263,948           187,104

Minority interest                                                              -             144               116
Extraordinary item                                                        17,649               -                 -
                                                                ----------------- --------------- -----------------
                                                     NET INCOME        $ 337,657       $ 264,092         $ 187,220
                                                                ================= =============== =================

                           BASIC AND DILUTED EARNINGS PER SHARE           $ 0.05          $ 0.04            $ 0.04
                                                                ================= =============== =================
                   BASIC AND DILUTED EARNINGS PER ADR (BASED ON
                                             50 SHARES PER ADR)           $ 2.32          $ 1.82            $    -
                                                                ================= =============== =================

             WEIGHTED AVERAGE SHARES OUTSTANDING (IN THOUSANDS)        7,264,745       7,003,006         4,230,707
                                                                ================= =============== =================

The accompanying notes are an integral part of these combined statements.

GRUPO EDC
COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
(EXPRESSED IN THOUSANDS OF US DOLLARS)

                                                 SUBSCRIBED                                                              TOTAL
                                         CAPITAL   AND NOT                       PAID-IN         RETAINED     TREASURY STOCKHOLDERS'
                                          STOCK     PAID              TOTAL       SURPLUS         EARNINGS       STOCK    EQUITY
                                       --------------------------------------------------------------------------------------------
BALANCES AS OF DECEMBER 31, 1996          $ 566,490         -    $ 566,490    $ 78,277       $ 1,414,288          -    $ 2,059,055
Incorporation of Corporacion EDC, C.A.        7,036         -        7,036      98,254                 3          -        105,293
Capital stock increase                        1,774         -        1,774           -                 -          -          1,774
Paid-in surplus                                   -         -            -      32,124                 -          -         32,124
Net income                                        -         -            -           -           187,220          -        187,220
Dividends declared                           59,691         -       59,691           -          (244,831)         -       (185,140)
                                       --------------------------------------------------------------------------------------------
BALANCES AS OF DECEMBER 31, 1997            634,991         -      634,991     208,655         1,356,680          -      2,200,326
Capital stock increase                       14,608         -       14,608           -                            -         14,608
Net income                                        -         -            -           -           264,092          -        264,092
Treasury stock acquired                           -         -            -           -                      (26,800)       (26,800)
Dividends declared                                -         -            -           -           (74,658)         -        (74,658)
                                       --------------------------------------------------------------------------------------------
BALANCES AS OF DECEMBER 31, 1998            649,599         -      649,599     208,655         1,546,114    (26,800)      2,377,568
Capital stock increase                       15,141    (5,596)       9,545           -                 -          -          9,545
Paid-in surplus                                   -         -            -      17,964                 -          -         17,964
Net income                                        -         -            -           -           337,657          -        337,657
Dividends declared                                -         -            -           -          (125,725)         -       (125,725)
Treasury stock                                    -         -            -           -            (7,652)    25,339         17,687
                                       ============================================================================================
BALANCES AS OF DECEMBER 31, 1999          $ 664,740 $ (5,596)    $ 659,144   $ 226,619       $ 1,750,394  $  (1,461)    $ 2,634,696
                                       ============================================================================================

The accompanying notes are an integral part of these combined statements.

GRUPO EDC
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
(EXPRESSED IN THOUSANDS OF US DOLLARS)

                                                                -----------------  -----------------  -------------------
                                                                      1999               1998                1997
                                                                -----------------  -----------------  -------------------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
      Net income                                                       $ 337,657          $ 264,092            $ 187,220
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:
      Equity in net income of affiliated companies                       (58,214)           (45,786)              (5,546)
      Incorporation of Corporacion EDC, C.A                                    -                  -              105,293
      Depreciation and amortization                                      130,570            123,344              124,447
      Allowance for doubtful accounts                                      2,477              2,611               10,380
      Minority interest                                                        -               (144)                (116)
NET CHANGES IN OPERATING ASSETS AND LIABILITIES
(INCREASE) DECREASE IN OPERATING ASSETS
      Accounts receivable, net                                          (145,885)            16,286              (27,108)
      Inventories, supplies and parts, net                                (2,511)           (17,124)                 452
      Prepaid expenses                                                     2,223               (739)               4,267
      Long-term accounts receivable                                        5,182            (35,695)               1,695
      Intangible assets and deferred charges                             (45,495)           (12,348)              (4,091)
      Other assets                                                         1,112             (1,446)              11,897
INCREASE (DECREASE) IN OPERATING LIABILITIES
      Accounts payable                                                    16,250             11,663              (24,382)
      Other current liabilities                                           (3,629)            22,577               39,091
      Labor liabilities                                                    8,573             13,348               36,301
      Other non-current liabilities                                        1,696              3,542              (56,421)
      Deferred income tax                                                (17,950)             3,867               17,204
      Minority interest                                                   (2,394)             7,606                 (897)
                                                                -----------------  -----------------  -------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                229,662            355,654              419,686
CASH FLOWS USED IN INVESTING ACTIVITIES
      Acquisitions of property, plant and equipment, net                 (71,554)          (158,232)            (156,413)
      Investments                                                        (28,632)          (409,887)            (160,848)
                                                                -----------------  -----------------  -------------------
NET CASH USED IN INVESTING ACTIVITIES                                   (100,186)          (568,119)            (317,261)
CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES
      (Decrease) Increase of bank loans                                  (62,913)           271,834              145,497
      Proceeds from loans                                                130,406            301,134                  283
      Payments of debt                                                   (87,404)           (39,819)              (5,264)
      Result from capital stock increase                                   9,545             14,608                1,774
      Increase of paid-in surplus                                         17,964                  -               32,124
      Treasury stock                                                      17,687            (26,800)                   -
      Payment of dividends in cash                                       (97,509)           (70,979)            (170,751)
                                                                -----------------  -----------------  -------------------
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES                      (72,224)           449,978                3,633
INCREASE IN CASH AND CASH EQUIVALENTS                                     57,252            237,513              106,088
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                           446,148            208,635              102,547
                                                                -----------------  -----------------  -------------------
CASH AND CASH EQUIVALENTS AT YEAREND                                   $ 503,400          $ 446,148            $ 208,635
                                                                =================  =================  ===================
SUPPLEMENTAL INFORMATION:
Cash paid during the year for:
    Interest                                                            $ 73,837           $ 68,874             $ 26,794
                                                                =================  =================  ===================
    Taxes                                                               $ 52,984           $ 66,186             $ 32,936
                                                                =================  =================  ===================


The accompanying notes are an integral part of these combined statements.

GRUPO EDC
NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1999, 1998 AND 1997
(Expressed in thousands of US Dollars)

--------------------------------------------------------------------------------


NOTE 1-           INCORPORATION, PURPOSE AND OPERATIONS

Grupo EDC (the "Company") is comprised of C.A. La Electricidad de Caracas ("EDC") and Corporacion EDC, C.A. ("CEDC") and their subsidiaries and affiliates.

EDC, founded in 1895, is a vertically integrated regulated electric utility that generates, transmits and distributes electricity to the metropolitan area of Caracas, Guarenas, Guatire and San Felipe. The group is the largest privately held electric utility company in Venezuela. In 1997, EDC underwent a reorganization of its business dividing the electricity business regulated by Venezuelan law from (i) other Venezuelan investments in regulated and non-regulated businesses other than the regulated electricity business and (ii) regulated and non-regulated businesses outside of Venezuela, including regulated electricity businesses. On November 17, 1997, EDC issued separate shares of CEDC to its shareholders, which are required to be traded as stapled shares. CEDC was incorporated to carry out domestic and foreign investment activities; to participate in commercial and industrial companies and utilities, as well as to develop and execute projects related thereto; and to finance other commercial operations.

NOTE 2-           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the significant accounting policies followed in the preparation of the combined financial statements:

A) BASIS OF PRESENTATION

The Company's combined financial statements include the consolidated accounts of EDC and CEDC and all of their subsidiaries and affiliates (whether directly or indirectly controlled) after elimination of significant intercompany balances and transactions. The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

B) USE OF ESTIMATES

The preparation of financial statements requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C) BASIS OF COMBINATION AND CONSOLIDATION

The combined financial statements as of December 31 of each year include the consolidated accounts of EDC and CEDC and all of their subsidiaries, as follows:

EDC:

The consolidated financial statements of EDC include the financial statements of: C.A. Luz Electrica de Venezuela, C.A., Luz Electrica del Yaracuy, C.A., La Electricidad de Guarenas y Guatire, EDC Columbian Holding, Inc. and subsidiaries and C.A. Luz Electrica de Nueva Esparta as of December 31, 1997. The subsidiaries Enerzul, C.A., C.A. Energia Electrica de Lara and Empresa Suroriental de Energia, C.A. were added to the consolidated financial statements as of December 31, 1998 and 1999. All consolidated subsidiaries are wholly owned by EDC, except for C.A. Luz Electrica de Venezuela (99.83%) and C.A. La Electricidad de Guarenas y Guatire (99.52%).

CEDC:

The consolidated financial statements of CEDC include the financial statements of the following wholly owned subsidiaries: Generacion de Vapor GENEVAPCA, C.A., Inversiones Inextel, C.A., Operaciones Internacionales EDC, C.A., Grupo Industrial EDC, C.A. and subsidiaries, Telematica EDC, C.A. and subsidiaries, Inmobiliaria EDC, C.A. and subsidiaries and Energia EDC, C.A. and subsidiaries as of December 31, 1997. The subsidiaries EDC Energy Ventures -Generacion Colombia, EDC Energy Ventures -Distribucion Colombia and EDC Energy Ventures -El Salvador were added to the consolidated financial statements as of December 31, 1998 and TD Communication Holdings for December 31, 1999. All the companies consolidated are presented at their corresponding closing date, which represent a twelve (12) month period. However, significant events between their closing date (mostly November 30) and yearend have been included, except for GENEVAPCA, whose closing date is September 30, but has been consolidated as of December 31.

The combined financial statements also include the accounts of Assinet International, Inc and White Pearl Investment Corporation, owned in a 48% by each company (96% by the combined group).

All significant intercompany balances and transactions have been eliminated.

D) BASIS OF TRANSLATION

For the years ended December 31, 1999, 1998 and 1997 the financial statements of the Company and its subsidiaries and affiliates operating in Venezuela, (originally issued in Venezuelan bolivars) have been remeasured into U.S. dollars in accordance with Statement of Financial Accounting Standard No. 52 "FOREIGN CURRENCY TRANSLATION" (SFAS 52), which establishes that for entities operating in highly inflationary economies, the U.S. Dollar is considered to be the functional currency, and transaction gains and losses are included in determining net income.

E) INFLATIONARY ECONOMY

The Venezuelan market, in which many of the Company's subsidiaries operate, has volatile economic, political and social conditions that are frequently unfavorable, including high inflation and interest rates. The accumulated inflation rates for the years ended December 31, 1999, 1998 and 1997, were 20%, 30% and 38% respectively.

The exchange rate for purchases and sales of currencies is based on market forces, but is subject to maximum and minimum bands established by the Venezuelan government. For the years ended December 31, 1999, 1998 and 1997 the exchange rates were Bs. 649.25, Bs. 565 and 504.75 per U.S. dollar, respectively.

F) CASH AND CASH EQUIVALENTS

Cash and cash equivalents include short-term, highly liquid investments, which have original maturities of three months or less. Additionally, due to the relatively short-term nature of these investments, the reported book value, shown in the accompanying financial statements, approximates market value.

G) INVENTORIES, SUPPLIES AND PARTS

Inventories include materials, supplies and parts that the Company uses in the construction of its operating facilities and are presented at average cost, net of the allowance for obsolescence.

H) PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are presented at cost including capitalized interest incurred in the construction of long-term assets as required by Statement of Financial Accounting Standards ("SFAS") No. 34, "CAPITALIZATION OF INTEREST COST". Depreciation has been calculated based on the estimated useful life of the assets, using the straight-line method. Maintenance and repairs are expensed as incurred, while expenditures for significant improvements and renewals are capitalized. When assets are disposed of, or sold, the corresponding costs and accrued depreciation are eliminated from the accounts and the gain, or loss is reflected in results for the year.

I) INVESTMENTS

Investments include both long-term financial investments in financial instruments, such as U.S. Treasury bonds, as well as affiliates. Subsidiaries where the Company has between 20% and 50% ownership are accounted for under the equity accounting method. Investments that represent less than 20% ownership of the voting stock are presented at their cost.

J) INTANGIBLE ASSETS AND DEFERRED CHARGES

In accordance with Statement of Position ("SOP") 98-1, the costs of certain purchased and internally developed computer software and systems are capitalized and classified as intangible assets and are being amortized over an expected useful life from two to five years. During the years ended December 31, 1999 and 1998, the Company capitalized

$10,739 and $8,618 of these costs, respectively. Amortization expense was $2,557, $1,018 and $893 for the years ended December 31, 1999, 1998 and 1997, respectively. Computer software includes those acquired, internally developed, or modified solely to meet the internal needs of the Company and which the Company has no plans to sell. Maintenance costs relating to existing software are expensed as incurred.

Deferred charges include taxes assessed on the inflation-adjusted value of fixed assets. In 1991, the Venezuelan Income Tax Law was revised to incorporate new provisions. Under this new law, companies were required to pay an initial tax equal to 3% of the inflation-adjusted value of fixed assets. This initial tax was paid prior to 1996 and has been deferred and is being amortized over the estimated useful lives of the related assets of 25 years.

K) GOODWILL

The Company recorded goodwill in connection with the acquisition of S.A.Venezolana Domestica de Gas (DOMEGAS) on February 1998 and Phoenix Internacional, C.A. on December 1999. This goodwill is being amortized over a twenty-year period.

L) LONG-LIVED ASSETS

In accordance with SFAS No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF", the Company evaluates the impairment of long-lived assets, including goodwill, based on the projection of undiscounted cash flows whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded value of the assets, the assets are written down to their estimated fair values. The company has not recorded any loss related to impairment for the yearsended December 31, 1999, 1998 and 1997.

M) INCOME TAX

The provision for income tax is calculated based upon the taxable income of each individual company included in the combined and consolidated financial statements. Venezuelan tax legislation does not permit tax consolidation. Deferred taxes are provided based on the timing differences between income and expense amounts reported for financial statement and income tax purposes.

N) REVENUE RECOGNITION

Revenues for sales of energy and other services are recognized in the period during which the sale occurs or the services are rendered. Sale of electricity is recorded based upon output delivered at rates as specified under current regulations. Revenues include unbilled revenues from energy supplied in the amounts of $4,956, $6,482, and $6,380 for the years ended December 31, 1999, 1998 and 1997, respectively. These amounts are included in accounts receivable in the accompanying combined balance sheets.

O) CONCENTRATIONS OF CREDIT RISK

Although Grupo EDC's cash and cash equivalents, financial instruments and accounts receivables are exposed to potential credit loss, the Company does not believe such risk to be significant. Cash and cash equivalents include investments in high-grade, short-term securities, placed with highly rated financial institutions. Most of the Company's accounts receivable are from a broad and diverse group of customers, which as a whole, do not represent a significant credit risk.

P) MARKET RISK

The Company is exposed to market risks, including changes in interest rates and foreign currency exchange rates. The Company does not use derivative financial instruments in its investment portfolio. The Company places its investments with the highest quality European, U.S. and/or Latin American issuers and, by policy, limits the amounts of credit exposure to any one issuer. The Company is averse to principal loss and ensures the safety and preservation of its invested funds by limiting default risk, market risk and reinvestment by investing with U.S. issuers and/or Latin American issuers that are guaranteed by wholly-owned foreign companies with the safest and highest credit quality securities.

The Company mitigates default risk by investing in highly liquid, U.S. dollar and bolivar short-term investments, primarily time deposits and domestic public bonds, which have maturities of three months or less. The Company does not expect any material losses with respect to its investment portfolio.

Q) FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, trade accounts receivable and accounts payable trade and bank loans approximate their fair values. For variable rate loans, carrying value approximates fair value. For fixed rate loans, the fair value is estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates. The estimated fair value of long term debt, including current maturities, was $576,007 as of December 31, 1999.

R) RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Boards issued Statement of Financial Accounting Standards ("SFAS") No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES". The Statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

SFAS 133, as amended by SFAS 137, is effective for fiscal years beginning after June 15, 2000. A company may also implement the Statement as of the beginning of any fiscal year quarter after issuance. Statement No. 133 cannot be applied retroactively. Statement No. 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired or substantively modified after December 31, 1998. Upon adoption, it is not anticipated that Statement No. 133 will have a significant impact on the companies' results of operations or financial position.

NOTE 3-           VENEZUELAN REGULATIONS

ELECTRIC REGULATIONS

The electric utility industry in Venezuela is regulated by the Electric Service Law, adopted on September 17, 1999. The Electric Service Law establishes:

- Separation of the electric sector in Venezuela based on the following activities: generation, transmission, distribution, dispatch and commercialization of electrical power.
-        Open competition in the generation and commercialization activities.
- Separation of the juridical, accounting and management areas of generation.
- Free access to the national energy transmission and distribution networks.
- Creation of the control agencies such as the National Electricity Commission, which enforces the law, governs the retail market, proposes rate bills, and applies sanctions; and the National Management Center, which operates and controls the interconnected system and the administration of the wholesale market.
- Definition of the Ministry of Energy and Mines as the supervisory entity, which defines the energetic policy, grants concessions, prepares the indicators and supervises the control agencies.

The Electric Service Law upon its publication went into effect and nullified virtually all the regulations and decrees applicable to the electric industry including Decree 1588, "STANDARDS FOR REGULATION OF THE ELECTRICITY SECTOR". These standards provided the regulatory framework of the electric industry until the adoption of the Electric Service Law.

The Electric Service Law contemplates the restructuring of the entire regulatory system for the remuneration of electric utility companies. It requires electric companies to separate its generation, distribution, transmission, and commercialization activities into separate legal entities. While the legal separation has been implemented, it requires electric companies to maintain separate accounting for the different electric activities. While the new system is being put in place, the current tariff regime will be binding until its expiration on the year 2002. This resolution establishes new rates for the electric industry and provides the guidelines for future annual increases on January 1, until 2002, based on the trends of certain macroeconomic-indicators. It also contemplates semiannual adjustments to account for deviations in these indicators used in the tariff. Under these semiannual adjustments, in February and June 1999, the Company reduced its residential tariffs, in accordance with an agreement entered into with the Government. Under this agreement, the Company obtains lower prices for oil and energy from the Government, as compensation for the reduction of the tariffs.

The Electric Service Law also contemplates the creation of new regulatory authorities in the sector. It mandates the creation of the Comision Nacional de Energia Electrica (CNEE), which will be an agency with functional, administrative and financial autonomy. The CNEE will be responsible for the supervision and enforcement of the Electric Service Law among public and private electric utility companies. Additionally it will establish the rules with respect to the sale of electricity to the public and tariff rates that may be charged by distribution companies among other duties.

The Electric Service Law allows the load dispatch of the electric system to be governed by the Interconnection Agreement, signed in 1988 between C.V.G. Electrificacion del Caroni, Compania Anonima de Administracion y Fomento Electrico, Energia Electrica de Venezuela and EDC, until the government publishes new regulations governing the load dispatch and establishes an appropriate supervisory agency.

OTHER REGULATIONS

The Capital Markets Law mandates that the Company distributes every year among shareholders not less than 50% of its annual net income based on Venezuelan GAAP, determined on an unconsolidated basis and without reflecting its share in the net income of its subsidiaries. Likewise, the Capital Markets Law provides that at least 25% of such 50% must be paid to the shareholders in the form of cash dividends.

NOTE 4-           TRADE ACCOUNTS RECEIVABLE

Trade accounts receivable as of December 31, are as follows:

                                                                1999            1998
                                                           --------------------------------
             Customers                                              91,781          74,800
             Government entities                                    72,211          65,566
             Other                                                   3,400           3,599
                                                           --------------------------------
                                                                   167,392         143,965
             Less:  Allowance for doubtful accounts                (26,790)        (24,313)
                                                           --------------------------------
                                                                   140,602         119,652
                                                           ================================

The aging of accounts receivable due from government entities as of December 31, 1999, is as follows:

             YEAR                              AMOUNT
             ----                              ------
             1999                                   40,618
             1998                                   17,097
             1997                                   11,802
             1996                                    1,920
             1995                                      226
             1994 and prior                            548
                                           ----------------
                                                    72,211
                                           ================

Venezuelan government entities represented 14.33%, 13.13% and 14.10% of energy sales for the years ended December 31, 1999, 1998 and 1997, respectively.

In November 1999, the government approved the payment of $52,354 to EDC. In December 1999, a bond issuance was approved for $15,710 related to the amount due from Metro de Caracas for 1998 and 1999. In January 2000, a payment on such bonds of $14,849 was received by EDC.

During the years ended December 31, 1999 and 1997, the Company and its subsidiaries entered into collection agreements with several government entities. These agreements were established with the purpose of collecting the outstanding balances in the following fiscal year. During the years ended December 31, 1999 and 1998, the Company collected, in connection with these agreements, $87,622 and $102,251, respectively. Of the amount collected, 76% and 63% were billed to government entities within the respective year.

Management believes all amounts from government entities will be collected either in cash and/or through Government bonds.

NOTE 5-          TRANSACTIONS AND BALANCES WITH AFFILIATED AND RELATED COMPANIES

The most significant transactions between the Company and its affiliated and related companies, are mainly for administrative services rendered and received, such as: management advisory services, professional fees, security purchasing and sales operations, and short and long-term financing.

Balances receivable and payable with affiliated and related companies are as follows:

                                                        ------------- -------------
                                                            1999          1998
                                                        ------------- -------------
    ACCOUNTS RECEIVABLE
    Desarrollos A-18, C.A.                                     4,841           251
    Empresa de Energia del Pacifico, S.A. E.S.P (EPSA)         3,532           566
    Caribe Energy Holding, Ltd                                 1,933             -
    Other                                                         40            65
                                                         ------------- ------------
                                                              10,346           882
                                                         ============ =============

    ACCOUNTS PAYABLE

    El Salvador Energy Holdings                               11,420           307
    Other                                                        177            13
                                                         ------------- ------------
                                                              11,597           320
                                                         ============ =============

The amounts included in the combined balance sheets as of December 31, 1999 and 1998 as long-term accounts receivable include $29,098 and $35,699, respectively, granted to Fondo de Prevision de los Trabajadores de la C.A. La Electricidad de Caracas y sus Empresas Filiales, which is a non-profit related company of EDC, created to offer savings plans and loans to the workers. The current portion amounts to $16,070 and $6,455 as of December 31, 1999 and 1998, respectively, and is included in other accounts receivable.

NOTE 6-           PROPERTY, PLANT AND EQUIPMENT, NET

The amounts included in the combined balance sheets as of December 31 as property, plant and equipment, net consisted of the following:

                                                                                             ESTIMATED
                                                                                          AVERAGE USEFUL
                                                                                               LIFE
                                                            1999              1998            (YEARS)
                                                     -----------------------------------------------------
Generation plants of energy                                   1,231,975         1,295,572      20-38
Distribution                                                    833,856           777,414       30
Transmission                                                    496,191           371,467       25
Buildings, furniture, equipment and other                       582,412           522,872      3-20
                                                     -------------------------------------
                                                              3,144,434         2,967,325
Accumulated depreciation                                     (1,506,608)       (1,423,967)
                                                     -------------------------------------
                                                              1,637,826         1,543,358
Land                                                             26,872            24,773
Construction in process                                         262,890           370,701
                                                     -------------------------------------
                                                              1,927,588         1,938,832
                                                     =====================================

NOTE 7-           INVESTMENTS

Balances shown in the combined balance sheets as of December 31 as investments in affiliates include:

                                                            EQUITY
                                                              %               1999              1998
AFFILIATES                                                OWNERSHIP
                                                       ----------------------------------------------------
HIEDC Holdings, Ltd                                         50.00                 258,352          230,397
El Salvador Energy Holdings                                 50.00                 174,140          156,193
Valle Energy Ventures, Inc.                                 50.00                 172,259          161,868
Other                                                         -                       815            1,215
                                                                        -----------------------------------
                                                                                  605,566          549,673
                                                                        -----------------------------------

OTHER
Venworld Telecom C.A.                                       16.00                 303,098          303,098
Empresa de Energia del Pacifico, S.A. E.S.P.                 6.00                  60,240           60,783
Convergence Communications Inc.                             15.00                  30,282                -
US Treasury Bonds                                             -                    29,443           27,195
Other                                                         -                     5,478            5,805
                                                                        -----------------------------------
                                                                                  428,541          396,881
                                                                        -----------------------------------
                                                                                1,034,107          946,554
                                                                        ===================================

During 1998, the Company incorporated the subsidiary EDC Energy Ventures-Distribucion Colombia, which in turn incorporated the company HIEDC Holding, Ltd. (HIEDC) (a joint-venture of Corporacion EDC, C.A. 50% and Reliant Energy International, Inc. 50%), which in turn incorporated the company Caribe Energy Holdings, Ltd., which acquired 65% of the shares of Electrificadora de la Costa Atlantica S.A. E.S.P. (ELECTROCOSTA) and Electrificadora del Caribe S.A. E.S.P. (ELECTRICARIBE). The main components of the financial statements of HIEDC are represented by the assets of ELECTROCOSTA and ELECTRICARIBE, which are audited by other auditors.

In February 1998, the Company incorporated the subsidiary EDC Energy Ventures-El Salvador, which in turn incorporated the company El Salvador Energy Holdings, which acquired 89% and 75% of the shares of the companies Empresa Electrica de Oriente, S.A. de C.V. (EEO) and Compania de Alumbrado Electrico de San Salvador (CAESS), respectively. During the month of June 1998, EDC Energy-Ventures-El Salvador sold 50% of its shares of El Salvador Energy Holding to HIE Salvador Holding Company Ltd., an unrelated company owned by Reliant Energy International, Inc. The main components of the financial statements of El Salvador Energy Holdings are represented by the assets of EEO and CAESS, which are audited by other auditors.

Valle Energy Ventures, Inc., a 50% owned joint venture with Reliant Energy International, holds a 44.71% share of Empresa de Energia del Pacifico, S.A. E.S.P. (EPSA). Additionally, EDC, through its subsidiary EDC Columbian Holdings, Inc., owns 6% of EPSA. Therefore, the 6% of direct investment of EDC in EPSA is recorded using the equity participation method. The financial statements of Valle Energy Ventures, Inc are audited by other auditors.

During 1999, CEDC through its subsidiary Telematica EDC, C.A. acquired 15% of common stock of Convergence Communications Inc, a provider of integrated broadband communications and Internet services in Mexico, Central America and the Andean Region of South America.

The following is a summary of the main items of the financial statements of the most significant affiliates:

                                                                            Stockholders'
                                              Assets        Liabilities        Equity         Net Income
                                         ------------------------------------------------------------------
DECEMBER 31, 1999
HIEDC                                             517,213               -           517,213         31,433
Valle Energy Ventures, Inc.                       437,388          94,741           342,647         35,618
El Salvador Energy Holdings                       361,486           2,088           359,398         35,895
                                         ------------------------------------------------------------------
                                                1,316,087          96,829         1,219,258        102,946
                                         ==================================================================

                                                                            Stockholders'
                                              Assets        Liabilities        Equity         Net Income
                                         ------------------------------------------------------------------
DECEMBER 31, 1998
HIEDC                                             460,345               -           460,345         59,198
Valle Energy Ventures, Inc.                       428,755         104,566           324,189         12,180
El Salvador Energy Holdings                       317,438               -           317,438         12,160
                                         ------------------------------------------------------------------
                                                1,206,538         104,566         1,101,972         83,538
                                         ==================================================================


NOTE 8-           OTHER CURRENT LIABILITIES

Other current liabilities consisted of the following as of December 31:

                                                                                 1999           1998
                                                                            -------------------------------
           Labor liabilities                                                        20,299          17,077
           Accrued interest                                                         13,649           7,371
           Income, value-added and other taxes                                       7,756          16,868
           Customer installation advances                                            8,167           5,322
           Other provisions                                                          8,020          15,134
                                                                            -------------------------------
                                                                                    57,891          61,772
                                                                            ===============================

NOTE 9-           LABOR LIABILITIES

Labor liabilities consisted of the following as of December 31:

                                                                                   1999          1998
                                                                               ----------------------------

           Employee severance indemnities                                             14,170        11,233
           Pension plans and other postretirement benefits                            44,052        38,416
                                                                               ----------------------------
                                                                                      58,222        49,649
                                                                               ============================

EMPLOYEE SEVERANCE BENEFITS:

Employee severance benefits are calculated and recorded in accordance with the Venezuelan labor law and the Company's current collective bargaining agreement.

Under the current labor law enacted in June 1997, employees earn a severance indemnity equal to five days of salary per month, up to a total of 60 days per year of service. Such indemnities are earned once an employee has completed three months of continuous service. From the second year of service, the employees earn an additional two days of salary for each year of service (or fraction of a year greater than six months), cumulative up to a maximum of 30 days of salary. Severance benefits must be funded and deposited monthly in either an individual trust or a severance fund or be accrued in the employer's accounting records.

In the case of unjustified or involuntary termination, employees have the right to an additional indemnification payment of one month of salary per year of service up to a maximum of 150 days of the current salary. In the case of an involuntary termination, an additional severance benefit of up to a maximum of 90 days of current salary based on length of employment must be paid.

Accordingly, the liability is being accrued, as required by the law and the labor contracts in force.

ANNUAL PROFIT SHARING:

Additionally, the Venezuelan labor law requires a mandatory annual profit sharing distribution to all employees. The Company made distributions equal to 120 days of salary for the year ended December 31, 1999, 1998 and 1997 totaling $ 29,153, $ 21,615, and $ 11,528, respectively.

PENSION PLANS AND OTHER POSTRETIREMENT BENEFITS

The Company maintains a noncontributory defined benefit plan for its employees. The benefits to be paid under the plans are based on years of service rendered and the employee's average salary over the previous three years. SFAS No. 87, "EMPLOYERS' ACCOUNTING FOR PENSIONS," requires the provision for pension plans and other postretirement benefits to be recognized over the employees' employment period based on actuarially determined calculations. Additionally, in determining the employee termination liability for U.S. GAAP purposes, the Company has applied Approach 2 of Emerging Issues Task Force ("EITF") No. 88-1. This approach determines the actuarial present value of the vested benefit obligation the employee is entitled to, at separation, based on the employee's expected date of separation or retirement.

Postretirement benefits include the payment of health insurance premiums. In accordance with SFAS No. 106, the Company recognizes the provision for various employee benefit arrangements to be recognized over the employees' employment period based on actuarially determined calculations.

In February 1998, the FASB issued SFAS No 132, "EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS" which revises employer disclosure requirements for pension and other retiree benefits but does not change the measurement or recognition of pension or other postretirement benefit plan.

The following table displays the assumptions used for pension plans and other postretirement benefits costs, a reconciliation of the benefit obligations, and funded status of the plans:

                                                                                          OTHER
                                                    PENSIONS PLANS BENEFITS      POSTRETIREMENT BENEFITS
                                                  ---------------------------- ----------------------------
                                                     1999            1998         1999           1998
                                                  ------------   ------------- ------------  -------------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at January 1                      $ 55,940        $ 50,021     $ 18,358       $ 17,413
Service cost                                            2,649           2,442          348            321
Interest cost                                           2,527           2,229          814            764
Actuarial (gain) loss                                    (226)              -          (13)             -
Benefit paid                                           (2,623)         (2,702)      (1,506)        (1,354)
Translation gain                                       (7,402)         (5,384)      (2,360)        (1,850)
                                                  ------------   ------------- ------------  -------------
Benefit obligation at December 31                      50,865          46,606       15,641         15,294
                                                  ============   ============= ============  =============



RECONCILIATION OF FUNDED STATUS OF THE
PLANS
Funded status                                          50,865          46,606       15,641        15,294
Unrecognized net loss                                     211               -           10             -
Unrecognized net transition obligation                (10,535)        (11,125)     (12,140)      (12,359)

                                                  ------------   ------------- ------------  ------------
Amount recognized in Balance Sheet                     40,541          35,481        3,511         2,935
                                                  ============   ============= ============  ============

COMPONENTS OF NET PERIODIC BENEFIT COST
Service cost                                            2,649           2,442          348           321
Interest cost                                           2,527           2,229          814           764
Net amortization                                        1,154           1,061          817           753

                                                  ------------   ------------- ------------  ------------
Net periodic benefit cost                             $ 6,330         $ 5,732      $ 1,979       $ 1,838
                                                  ============   ============= ============  ============

        ASSUMPTIONS AS OF DECEMBER 31, 1999 AND 1998:

Discount rate                                            5%
Rate of compensation increase                            0%

NOTE 10-           DEBT

BANK LOANS

Bank loans, as of December 31, 1999 and 1998 include bank loans obtained from local and foreign financial institutions, with short-term maturities and current market rates averaging 26.27% and 39.28% for loans in bolivars and 5.76% and 6.15% for loans in U.S. dollars.

LONG-TERM DEBT

The Company's combined long-term debt balances, as of December 31, 1999 and 1998, including maturities and interest rates, are as follows:

                                                 INTEREST        MATURITY
                                                  RATES             YEAR                1999          1998
                                          ------------------------------------------------------------------
  BEARER BONDS

  SERIES "T1, T2, T3, T4, T5:             20.75 to 21%, annual
  interest and premium payable
  bimonthly.                              premium from 0.50 to
                                          1.50%                      2002             38,801             -
  SERIES "A-1": for an amount
  of $ 209,554, interest and premium      LIBOR + 7/8 % to
  payable semiannually.                   LIBOR + 41/2%              2003             72,235       149,429

  SERIES "Collateralized".                LIBOR                      2005             39,836        39,836

  Restructuring agreement in
  US$. Payable in 24 semiannual and
  consecutive installments                LIBOR: + 7/8% to
  interests payable.                      LIBOR + 4 1/2%             2003              5,998         7,086

  Loan with the Brown Brothers
  Harriman & Co, Interest payable
  quarterly.                              LIBOR + 3%                 2001              25,000             -

  Loan with The Chase Manhattan
  Bank. Interest Payable
  semiannually, guaranteed by the
  US Eximbank.                            LIBOR + 0.2%               2011               6,499             -

  Loans with The Chase Manhattan          LIBOR + 2.175% to
  Bank in US$.                            LIBOR + 2.625%             2001             150,000       300,000

  Promissory notes in bolivars,
  interest payable quarterly.             Averaging 23%-26%          2002              12,868             -

  Loan with Credit Suisse First
  Boston. Interest payable                23.13%                     2005              24,836             -
  quarterly.

  Loan with Banco deVenezuela,
  S.A.C.A. Interest payable                                                                               -
  quarterly.                              23%                        2001              10,013

  Loan with Venezuelan Banks.                                                                             -
  Interest payable monthly.               Monthly reviewed           2001              10,013

  Other                                          -                     -                  966         5,338
                                                                               ----------------------------

  TOTAL LONG-TERM DEBT                                                                397,065       501,689
                                                                               ----------------------------
  CURRENT MATURITIES                                                                  165,511        17,886
                                                                               ----------------------------
  TOTAL DEBTS                                                                         562,576       519,575
                                                                               ============================

Significant covenants of the various debt instruments include:

- SERIES A-1: As of 1997, the bonds in this series are subject to a mandatory prepayment clause as established in the Fiscal Agency Agreement, signed by EDC and The Chase Manhattan Bank, N.T., as agent, if certain financial conditions established in the agreement are not complied with at consolidated level.

- COLLATERALIZED SERIES: A zero coupon bond guarantees the bonds in this series issued by the Treasury of the United States of America, maturing in August 2005. These bonds are included as investments in U.S. Treasury bonds in the combined balance sheet. Yield obtained is capitalized to the bonds, since it cannot be sold or swapped until payment of the related debt or upon maturity.

- The Restructuring Agreement for its foreign debt with the Bank of Nova Scotia signed on November 14, 1991 establishes a 12-year payment term and includes a clause whereby the Company is committed to pay the debt in advance, if certain financial conditions established in the Agreement are not met at the consolidated level of EDC.

- Beginning on April 21, 1998 CEDC is subject to restrictive financial covenants including certain debt ratios, interest coverage and equity of the group as a result of loans obtained by EDC Energy Ventures El Salvador in the aggregate amount of $ 300,000. In the event that the Company fails to comply with these ratios, it will automatically be deemed to have defaulted as established in the agreement. As of December 31, 1999 and 1998, the Company has complied with all covenants.

As of December 31, 1999, the Company has substantially complied with all its debt covenants. Additionally, the Company had unused bank lines of credit for approximately $ 61.8 million. These lines of credit are subject to financial covenants, which include a minimum consolidated tangible net worth of $ 1.5 million, a maximum ratio of consolidated debt to consolidated tangible net worth of 1.1 and a minimum debt service coverage ratio of 1.2.

The future maturities of total debt as of December 31, 1999 are as follows:



                                    2000                165,511
                                    2001                215,676
                                    2002                 78,012
                                    2003                 33,830
                                    2004                    650
                              Thereafter                 68,897
                                              -----------------
                                                        562,576
                                              =================

During the third quarter of 1999, EDC repurchased $ 67.9 million of its debt Series "A-1". This transaction resulted in a gain of $ 17,649, which is included as extraordinary item in the combined statements of income.

NOTE 11-          TAXES

INCOME TAX PROVISION

In accordance with Venezuelan tax regulations, the Company is taxed on its net income on the historical cost basis plus a tax inflation adjustment on the Company's nonmonetary assets and liabilities, net of stockholders' equity.

In November 1993, the Venezuelan Government enacted the Corporate Assets Tax Law, effective January 1, 1994. This law imposes a corporate assets minimum tax of one percent (1%) per year on the average net value of tangible and intangible assets. According to this law, the tax payable is an amount, if any, in excess of the income tax payable for the year. This excess may be credited against income taxes incurred in the three subsequent years. The corporate assets minimum tax credits for 1997, 1998 and 1999 can be carried forward until 2000, 2001 and 2002, respectively.

The (benefit) provision for income taxes consists of the following:

                                                           1999               1998              1997
                                                     ------------------ ------------------ ----------------
           Current                                               9,090             26,814           11,120
           Deferred                                           (18,233)              4,884           17,052
                                                     ------------------ ------------------ ----------------
                                                               (9,143)             31,698           28,172
                                                     ================== ================== ================

A reconciliation of the statutory income tax rate to the Company's effective tax rate is as follows:

                                                           1999               1998              1997
                                                    -------------------------------------------------------
Statutory tax rate                                                34%                34%              34%
Non-deductible FAS-52 translation effect                          10%                12%              14%
Non-deductible loss from foreign subsidiaries                      2%                 3%               1%
Non-taxable equity in net income of affiliated
  companies                                                       (6%)               (5%)             (1%)
Tax inflation adjustment                                         (20%)              (20%)             (3%)
Investment tax credits                                           (18%)              (12%)            (30%)
Non-taxable dividends received                                    (2%)               (2%)              0%
Non-taxable overseas interest                                     (1%)                0%              (2%)
Other                                                             (2%)                1%               0%
                                                    -------------------------------------------------------
TAX (BENEFIT) PROVISION                                           (3%)               11%              13%
                                                    =======================================================


The Venezuelan Income Tax Law authorizes tax losses to be carried forward three years. As of December 31, 1999, the company has tax loss carryforwards of $ 11,717 that may be carried forward until the year 2000 and year 2001.

The Income Tax Law also authorizes a tax credit of 20% for new investments in property, plant and equipment. Any portion of the credit that is not used may be carried forward to the subsequent three years. Carryforward investment tax credits as of December 31, 1999 are as follows:


                                                                             CAN BE CARRIED
                   YEAR OF ORIGIN                 AVAILABLE                  FORWARD UNTIL
                   --------------                 ---------                  --------------
                        1997                           66                        2000
                        1998                        1,876                        2001
                        1999                       19,756                        2002

DEFERRED TAX

Deferred tax assets and liabilities are as follows:

                                                                1999              1998
                                                         ------------------------------------
             Capitalized interests, net                             49,167           46,772
                                                         ------------------------------------

             Operating loss carryforwards                           (6,012)          (5,505)
             Bad debt and other book provisions                     (6,986)          (7,400)
             Retirement costs                                      (15,146)         (13,184)
             Tax credit carryforwards                              (28,330)          (7,831)
             Other deductible temporary differences                 (7,743)          (8,450)
                                                         ------------------------------------
             Total gross deferred tax asset                        (64,217)         (42,370)
             Less: valuation allowance                               3,172            1,670
                                                         ------------------------------------
             Total net deferred tax asset                          (61,045)         (40,700)
                                                         ------------------------------------
             Net deferred tax (asset) liability                    (11,878)           6,072
                                                         ====================================

AMENDMENTS TO THE INCOME TAX LAW

On October 22, 1999, the National Government published an amendment to the income tax law. The most significant changes of the amended tax law are as follows:

- Implementation of a transfer pricing regulation for imports and exports of goods and services between related companies.

- Carry-forward of losses from tax inflation adjustments for up to one year, and exemption from tax adjustments for inflation for taxpayers in the preoperating stage.

- Calculation of investment tax credit for capital expenditures using a rate of 10% for industrial companies and carry-forward of credit for five years after the effective date of the amended tax law.

- A new credit of 10% of salary increases for Venezuelan personnel hired since the effective date of the Amended Law until December 31, 2000.

- Worldwide income, which includes income obtained abroad by individuals or companies residing or domiciled in Venezuela, will be taxable in Venezuela, and a credit for income taxes paid abroad will be available.

- A proportional tax of 34% on dividends was introduced. Net income to be considered in the estimation of the taxable dividend is the excess of taxable income and dividends received from other companies.

The new provisions of the Income Tax Law will go into effect on November 1, 2000, and the dividend tax will go into effect for amounts declared on income for periods beginning on January 1, 2001.

NOTE 12-          STOCKHOLDERS' EQUITY

a)       RESTRICTIONS ON CAPITAL ACCOUNTS

As of December 31, 1999, 1998 and 1997, retained earnings shown in stockholders' equity include required reserves of approximately $ 109,539, $ 51,325, and $ 5,540, arising from the cumulative profits of the subsidiaries and affiliates. In accordance with the Commercial Code and the Capital Markets Law, these earnings are not available for dividend distributions by the Company until the subsidiaries and affiliates declare their corresponding dividends.

As of December 31, 1999, 1998 and 1997, the retained earnings include at least 20% of the annual net profit designated as reserves, which are also not available to be declared as dividends.

b)       DIVIDENDS TO CEDC

For the years ended December 31, 1999 and 1998, dividends include dividends payable in cash used as a contribution to increase the par value of the shares of CEDC and an increase in the paid-in-capital surplus.

c)       TREASURY STOCK

During 1999, the Company has repurchased 5,000,000 of its shares at market value, based on the approval granted at the stockholders' meeting held on March 22, 1999. Additionally, through its subsidiary White Pearl Investment Corporation, the Company repurchased 7,788,051 and 46,269,424 shares during 1999 and 1998, respectively, and reissued 54,057,475 shares during 1999. All shares have been included in the statement of stockholder's equity.

NOTE 13-          FINANCIAL INFORMATION BY BUSINESS SEGMENTS

As of December 31, the combined financial statements of the Company include the results of their operations in the various industries. The following is a summary of the assets, liabilities, stockholders' equity and results by business segments, including separated information for the corporate company.

INFORMATION BY BUSINESS SEGMENT

                                                                      CORPORATE
                                                  ELECTRICITY         AND OTHER       INTERSEGMENT       TOTAL
                                                  -----------         ---------       ------------       -----
1999

Revenues                                            721,289             72,101            (7,878)       785,512
Operating income                                    216,692             13,754               (65)       230,381
Interest income (expense), net                      (7,519)             21,678                  -        14,159
Pretax income                                       259,054             79,998           (28,187)       310,865
Equity in net income of affiliated
companies                                            42,595             51,458           (35,839)        58,214
Net income                                          278,679             88,658           (29,680)       337,657
Assets                                            2,802,724          1,280,886          (181,006)     3,902,604
Depreciation and Amortization                       119,978             10,592                  -       130,570
Acquisition of property, plant and
equipment                                           168,007             11,472                  -       179,479

1998

Revenues                                            704,440             84,898            (6,223)       783,115
Operating income                                    220,084             20,150                  -       240,234
Interest income (expense), net                      (1,078)            (7,119)                  -       (8,197)
Pretax income                                       250,014             47,123            (1,491)       295,646
Equity in net income of affiliated
companies                                            10,464             36,812            (1,490)        45,786
Net income                                          222,190             43,455            (1,553)       264,092
Assets                                            2,585,000          1,288,527          (236,601)     3,636,926
Depreciation and Amortization                       113,238             10,106                  -       123,344
Acquisition of property, plant and
equipment                                           113,056             45,180                  -       158,236

1997

Revenues                                            549,646             62,070            (7,110)       604,606
Operating income                                    177,145             26,510                  -       203,655
Interest income (expense), net                     (10,135)            (1,452)                  -      (11,587)
Pretax income                                       187,278             27,998                  -       215,276
Equity in net income of affiliated
companies                                             5,161                385                  -         5,546
Net income                                          162,524             24,696                  -       187,220
Assets                                            2,302,696            572,222           (28,846)     2,846,072
Depreciation and Amortization                       114,638              9,809                  -       124,447
Acquisition of property, plant and
equipment                                           203,899             14,177                  -       218,076


NOTE 14-          EARNINGS PER SHARE

In accordance with SFAS No. 128, "Earnings per Share", basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding. The computation of diluted earnings per share is increased to include any potential common shares. Potential shares include options, warrants, and convertible securities. For the years ended December 31, 1999, 1998 and 1997, the Company had no potential common shares therefore basic and diluted earnings per share were equal.

The computation of basic and diluted earnings per share for the years ended December 31, 1999, 1998 and 1997 are as follows:

BASIC AND DILUTED EARNING PER SHARE                                 1999          1998           1997
-----------------------------------                              ------------ -------------  --------------

Income before extraordinary item                                    $ 320,008    $ 264,092       $ 187,220
  Extraordinary item                                                   17,649            -               -
                                                                 ------------------------------------------
     Net income available to common shareholders                      337,657      264,092         187,220
Weighted average shares outstanding (in thousands)                  7,264,745    7,003,006       4,230,707
                                                                 ------------------------------------------
                   Basic and diluted earnings per share                $ 0.05       $ 0.04          $ 0.04
                                                                 ==========================================

NOTE 15-          COMMITMENTS AND CONTINGENCIES

The Company has the following commitments and contingencies:

a)       CAPITAL EXPENDITURES

The Company's capital expenditures for the year 2000 are currently estimated at $443,735. A substantial portion of funding for these capital expenditures are expected to be generated by the proceeds from loans.

b)       OPERATING LEASES

The Company leases buildings and equipment under operating leases for periods of one year or less. Lease agreements generally include automatic extension clauses for equal terms, unless written termination notification is provided.

c)       ENVIRONMENTAL MATTERS

EDC's activities in Venezuela are subject to national environmental regulation, including criminal penalties. In 1992, EDC began to implement a program to remove 95% of all polychlorinated biphenyls, known as PCB residues from its facilities. By December 31, 1999, approximately 99% of such residues had been removed, and EDC expects to have removed the remainder of such PCB residues by the end of 2000. To date, the cost of this program has been approximately $3.29 million.

Environmental impact studies are prepared by outside experts and submitted to the environmental authorities for approval before any expansion or construction of a plant. In order to comply with the requirements of the MINISTERIO DE AMBIENTE Y RECURSOS NATURALES RENOVABLES ("MARNR"), EDC conducts periodic evaluations of atmospheric emissions and industrial and residual effluents from its CRZ and OAM facilities. EDC believes that it continues to be in compliance in all material respects with the requirements established by the MARNR and the laws of Venezuela. However, some risk of environmental costs and liabilities are inherent in its operations, and there can be no assurance that material costs and liabilities will not be incurred in the future in this regard.

EDC does not believe that it will be required to incur substantial expenditures to meet present environmental standards. There can be no assurance, however, that the environmental authorities in Venezuela will not increase environmental standards, which could have a material adverse effect on EDC's financial condition and results of operations.

d)       CLAIMS AND LAWSUITS

The Company is involved in several administrative and judicial proceedings including a legal claim of approximately $52,368 filed during 1998 by a group of employees asserting that certain contributions paid by the Company, should be recognized as salary for severance indemnities and other benefits calculation purposes. Based on the opinion of its legal counsel, management considers that the majority of these actions will be resolved in the Company's favor. Nevertheless, management believes that the Company has recorded adequate reserves as of December 31, 1999 for all such matters.

e)       BONDS AND GUARANTEES, GRANTED AND RECEIVED

EDC is the guarantor and the principal payer of all obligations contracted by Compania Anonima Nacional Telefonos de Venezuela (CANTV) up to an amount equivalent to sixteen percent (16%) of any amount of money related to the bond granted by Banco Provincial, S.A.C.A. to the aforementioned Company up to the amount of $ 6,045. The aforementioned bond was granted by Banco Provincial, S.A.C.A., to CANTV up to the amount of $ 37,782 in order to guarantee the Government compliance by the Company of all terms and conditions included in the concession agreement and the modifying agreement entered into on October 12, 1991 and November 4, 1991, respectively, between the Government and CANTV. In addition, in a Board of Directors' meeting held on October 14, 1997, the renewal of such bond was approved for up to the amount of $ 40,114 for a term of two (2) years, beginning October 13, 1997. On October 13, 1999, EDC was released of its obligations as the guarantor and the principal payer of all obligations contracted by CANTV.

EDC and CEDC, jointly and severally, are the solidary guarantors and principal payers of all obligations contracted by EDC Columbian Holdings, Inc., with regard to the $ 100,000 loan granted by The Chase Manhattan Bank (administrative agent).

EDC and CEDC, jointly and severally, are the solidary guarantors and principal payers of all obligations contracted by EDC Energy Ventures El Salvador, with regard to the $ 280,000 loan granted by The Chase Manhattan Bank (administrative agent) and a related loan of $ 20,000 granted by Corporacion Andina de Fomento.

Inversiones Inextel, C.A., a related company, granted a bond to EDC for the payment of its foreign debt and for the import of goods and services to be used in the Company's operations, in an amount up to $ 60,000.

Export-import bank of the United States is the sole guarantor and principal payer of all obligations contracted by EDC with regard to the $ 21,630 loan granted by The Chase Manhattan Bank.

CEDC is the collateral guarantor and principal payor of:

- All obligations contracted by Phoenix International, C.A. with regard to the $ 1,552 loan granted by Banco Provincial S.A. and Banco Exterior.

- All obligations contracted by Thronson International de Venezuela, with regard to the $ 978 loan granted by this company.

-        All obligations contracted by Turbinas y Generadores Turgenca, C.A.
         with regard to the $253 loan granted by Inarco International Bank.

f)       NATURAL CATASTROPHE

In December 1999, Venezuela experienced extraordinary torrential rains causing mudslides and floods, which affected the states of Vargas and Miranda and the Federal District of Caracas. As a result of these floods, the Company's properties located in the affected areas sustained significant damage, including:

- Damage to EDC's generating capacity at the 145 MW Arrecifes plant, which was temporarily shut down,

- The total loss of three of its 15 transmission substations located in the state of Vargas,

- Significant damage to seven of its 15 transmission substations located in the state of Vargas and

- Varying degrees of damage to its overhead and underground transmission lines located in the states of Vargas and Miranda.

The Company has a full coverage insurance policy, which covers material damages and business interruption losses.

Other accounts receivable include approximately $115,000 related to the net book value of some of the properties and materials damaged by mudslides in the states of Vargas and Miranda.

NOTE 16-          SUBSEQUENT EVENTS

a)       DEBT

On January 19, 2000, EDC signed with the International Finance Corporation (IFC) a loan for the financing of distribution and transmission projects with the purpose of electric service improvement, the reduction of energy losses and the improvement of the safety of the public lighting, among other reasons. The main characteristics of the loan are detailed below:

- Loan A- with the International Finance Corporation (IFC) for the amount of $ 40,000, payable in 18 equal semi-annual and consecutive installments starting on March 2001, interest payable at 4.5%, maturing in September 2009.

- Loan B- with the Citibank and Dresdner Bank for the amount of $ 35,000, payable in 12 equal semi-annual and consecutive installments starting on March 2001, interest payable at 4.1250%, maturing in September 2006.

b)       CHANGE OF CONTROL

On April 28, 2000, AES Corporation (AES) had offered to buy a 51% of the Company's outstanding common stock for $ 0.57 per share. AES completed the acquisition of the Company on June 8, 2000. Approximately $ 1.7 billion was required to complete the merger, which involved the purchase of 87% of the Company's common stock. The acquisition was accounted for using the purchase method of accounting.

Funding of Grupo EDC acquisition by AES is expected to be refinanced before reaching maturity through debt and equity issuances at the AES Corporation level.

c)       AGREEMENT BETWEEN UNION FENOSA AND AES CORPORATION

AES Corporation entered into an agreement with Union Fenosa Desarrollo y Accion Exterior S.A.(UF) on May 31, 2000. Under the agreement, AES will have EDC and CEDC to sell certain companies owned directly or indirectly at UF's option during 60 days after the change of control date, at specified prices less any outstanding debt, as follows:

                                 COMPANY                                            PRICE
                                 -------                                            -----
         Venezolana Domestica de Gas Domegas, S.A.                                 $  12,000
         Caribe Energy Holdings, Ltd                                               $ 135,000
         EDC Colombian Holdings, Inc                                               $ 100,000


Caribe Energy Holdings, Ltd owns shares of Electrificadora de la Costa Atlantica S.A. E.S.P. and Electrificadora del Caribe S.A. E.S.P., and EDC Colombian Holdings, Inc owns indirectly shares of Empresa de Energia del Pacifico, S.A.
(EPSA). Additionally, Generacion de vapor Genevapca, C.A. will be negotiated by an offer made after 30 days that UF receives financial information of Genevapca and AES presents the price in a sealed letter. In the case that the price offered by AES was not at least $ 15 million in excess of the offered price by UF, Genevapca will be sold. In the case that the price offered by AES is $15 million in excess of UF's offered price, AES will not sell Genevapca and will pay UF a penalty fee of $ 15 million.

The loss for the sale of these companies has been estimated at $ 196,761 and has been included in the purchase price.

GRUPO EDC
UNAUDITED CONDENSED COMBINED BALANCE SHEETS
AS OF JUNE 30, 2000 AND DECEMBER 31, 1999
(EXPRESSED IN THOUSANDS OF US DOLLARS)

                                                                          JUNE 30,                DECEMBER 31,
                                                                            2000                     1999
                                                                      -----------------      -------------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                    $ 379,153                $ 503,400
                                                                      -----------------      -------------------
Accounts receivable
    Trade                                                                      152,593                  167,392
     Less: Allowance for doubtful accounts                                     (27,377)                 (26,790)
                                                                      -----------------      -------------------
                                                                               125,216                  140,602
    Affiliates and related companies                                             1,614                   10,346
    Other                                                                       97,164                  136,962
                                                                      -----------------      -------------------
                                                                               223,994                  287,910
                                                                      -----------------      -------------------
Inventories, supplies and parts                                                 82,091                   70,758
     Less: Allowance for obsolescence                                           (5,397)                  (4,380)
                                                                      -----------------      -------------------
                                                                                76,694                   66,378
Deferred income tax                                                                  -                   11,556
Prepaid expenses                                                                 2,375                    1,959
                                                                      -----------------      -------------------
                                         TOTAL CURRENT ASSETS                  682,216                  871,203
                                                                      -----------------      -------------------

Property, plant and equipment, net                                           1,953,499                1,927,588
Investments                                                                  1,065,646                1,034,107
Deferred income tax                                                             14,745                      322
Long-term  accounts receivable                                                  29,997                   32,435
Intangible assets and deferred charges                                          29,699                   30,238
Goodwill                                                                         8,726                    5,947
Other assets                                                                     2,719                      764

                                                                      -----------------      -------------------
                                                 TOTAL ASSETS              $ 3,787,247              $ 3,902,604
                                                                      =================      ===================







The accompanying notes are an integral part of these combined statements.

GRUPO EDC
UNAUDITED CONDENSED COMBINED BALANCE SHEETS
AS OF JUNE 30, 2000 AND DECEMBER 31, 1999
(EXPRESSED IN THOUSANDS OF US DOLLARS EXCEPT PER SHARE AMOUNTS)

                                                                          JUNE 30,              DECEMBER 31,
                                                                            2000                    1999,
                                                                      ------------------     -------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Bank loans                                                                    $ 359,553               $ 427,440
Current maturities of long-term debt                                             16,675                 165,511
Accounts payable-trade                                                           61,152                  80,724
Accounts payable-affiliated and related companies                                     -                  11,597
Dividends payable                                                                25,677                  48,283
Other current liabilities                                                       376,717                  57,891
                                                                      ------------------     -------------------
                                    TOTAL CURRENT LIABILITIES                   839,774                 791,446
                                                                      ------------------     -------------------

NON-CURRENT LIABILITIES

Long-term debt                                                                  450,509                 397,065
Labor liabilities                                                                58,384                  58,222
Other                                                                            12,687                  12,972
Deferred income tax                                                               5,197                       -
                                                                      ------------------     -------------------
                                TOTAL NON-CURRENT LIABILITIES                   526,777                 468,259
                                                                      ------------------     -------------------

Minority interest                                                                 1,614                   8,203

                                                                      ------------------     -------------------
                                            TOTAL LIABILITIES                 1,368,165               1,267,908
                                                                      ------------------     -------------------


STOCKHOLDERS' EQUITY

Capital stock (Common stocks, $ 0.24 and $0.09 par value for June 30, 2000 and
December 31, 1999, respectively, 6,735,096 and 7,266,412 of shares, respectively, issued and
outstanding)                                                                    675,426                 664,740

Capital stock subscribed and not paid                                                 -                  (5,596)
                                                                      ------------------     -------------------
                                                                                675,426                 659,144
Paid in surplus                                                                 281,443                 226,619
Retained earnings                                                             1,592,533               1,750,394
Treasury stock at cost                                                         (130,320)                 (1,461)
                                                                      ------------------     -------------------
                                   TOTAL STOCKHOLDERS' EQUITY                 2,419,082               2,634,696
                                                                      ------------------     -------------------
                   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 3,787,247             $ 3,902,604
                                                                      ==================     ===================

The accompanying notes are an integral part of these combined statements.

GRUPO EDC
UNAUDITED CONDENSED COMBINED INCOME STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999
(EXPRESSED IN THOUSANDS OF US DOLLARS EXCEPT PER SHARE AND PER ADR AMOUNTS)

                                                                             2000                        1999
                                                                     ----------------------       -------------------
REVENUES
Sales of energy                                                                  $ 382,318                 $ 378,338
Other services                                                                      17,228                    14,153
                                                                     ----------------------       -------------------
                                                                                   399,546                   392,491

OPERATING EXPENSES

Generation and purchase of power                                                    75,135                    47,027
General and administrative                                                         105,799                   132,461
Depreciation and amortization                                                       73,087                    66,416
Transmission and distribution                                                       39,689                    34,983
                                                                     ----------------------       -------------------
                                                                                   293,710                   280,887
                                                                     ----------------------       -------------------
                                                    OPERATING INCOME               105,836                   111,604

Interest expense, net                                                              (18,103)                     (895)
Other  income, net                                                                   9,975                    14,963
Translation gain (loss)                                                              7,698                      (635)
Equity in net income of affiliated companies                                         9,199                     9,019
                                                                     ----------------------       -------------------
                                             TOTAL OTHER INCOME, NET                 8,769                    22,452
                                                                     ----------------------       -------------------

           INCOME BEFORE INCOME TAX  PROVISION AND MINORITY INTEREST

                                                                                   114,605                   134,056
Income tax provision                                                               (16,331)                   (6,819)
                                                                     ----------------------       -------------------
                                     INCOME BEFORE MINORITY INTEREST                98,274                   127,237

Minority interest                                                                    1,578                      (168)
                                                                     ----------------------       -------------------
                                                          NET INCOME              $ 99,852                 $ 127,069
                                                                     ======================       ===================

                                BASIC AND DILUTED EARNINGS PER SHARE                $ 0.01                    $ 0.02
                                                                     ======================       ===================
                                  BASIC AND DILUTED EARNINGS PER ADR

                                        (BASED ON 50 SHARES PER ADR)                $ 0.74                    $ 0.91
                                                                     ======================       ===================

                 WEIGHTED AVERAGE SHARES OUTSTANDING  (IN THOUSANDS)             6,735,096                 7,003,006
                                                                     ======================       ===================




The accompanying notes are an integral part of these combined statements.

GRUPO EDC
UNAUDITED COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2000
(EXPRESSED IN THOUSANDS OF US DOLLARS)

                                                                                                                            TOTAL
                                      CAPITAL     SUBSCRIBED AND                PAID-IN     RETAINED       TREASURY   STOCKHOLDERS'
                                       STOCK         NOT PAID       TOTAL       SURPLUS     EARNINGS       STOCK           EQUITY
                                     -----------------------------------------------------------------------------------------------
BALANCES AS OF DECEMBER 31, 1999       $ 664,740      $ (5,596)  $ 659,144    $ 226,619  $ 1,750,394     $   (1,461)    $ 2,634,696
Capital stock increase                    10,686          5,596     16,282            -            -              -          16,282
Paid-in surplus                                -              -          -       64,532            -              -          64,532
Net income                                     -              -          -            -       99,852              -          99,852
Dividends declared                             -              -          -            -      (96,280)             -         (96,280)
Treasury stock                                 -              -          -       (9,708)    (161,433)      (128,859)       (300,000)
                                     -----------------------------------------------------------------------------------------------
BALANCES AS OF JUNE  30, 2000          $ 675,426              -  $ 675,426    $ 281,443  $ 1,592,533     $ (130,320)     $ 2,419,082
                                     ===============================================================================================




The accompanying notes are an integral part of these combined statements.

GRUPO EDC
UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999
(EXPRESSED IN THOUSANDS OF US DOLLARS)

                                                                        ----------------   --------------
                                                                             2000              1999
                                                                        ----------------   --------------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
       Net income                                                              $ 99,852        $ 127,069
    ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
    PROVIDED BY OPERATING ACTIVITIES:
           Equity in net income of affiliated companies                          (9,199)          (9,019)
           Depreciation and amortization                                         73,087           66,416
           Allowance for doubtful accounts                                          586            1,659
           Minority interest                                                     (1,578)             168
    NET CHANGES IN OPERATING ASSETS AND LIABILITIES
    (INCREASE) DECREASE IN OPERATING ASSETS
           Accounts receivable, net                                              63,329          (75,818)
           Inventories, supplies and parts, net                                 (10,317)          (7,297)
           Prepaid expenses                                                        (417)             922
           Long-term accounts receivable                                          2,440            1,634
           Intangible assets and deferred charges                                (6,490)          (4,355)
           Other assets                                                          (1,954)          (1,365)
     INCREASE (DECREASE) IN OPERATING LIABILITIES
           Accounts payable                                                     (31,168)          (1,089)
           Other current liabilities                                            319,457           36,565
           Labor liabilities                                                        162            8,021
           Other non-current liabilities                                            663           (3,525)
           Deferred income tax                                                    2,329           (9,262)
           Minority interest                                                     (6,589)          (1,997)
                                                                        ----------------   --------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                                   494,193          128,727
    CASH FLOWS USED IN FINANCING ACTIVITIES
           Acquisitions of property, plant and equipment, net                   (91,969)         (62,010)
           Investments                                                          (25,120)          32,679
                                                                        ----------------   --------------
    NET CASH USED IN INVESTING ACTIVITIES                                      (117,089)         (29,331)
    CASH FLOWS USED IN FINANCING ACTIVITIES
           Decrease in debt                                                     (67,887)         (68,653)
           Proceeds from loans                                                  115,258            9,958
           Payments of debt                                                    (210,649)         (12,200)
           Result from capital increase                                          16,282            9,545
           Increase of paid-in surplus                                           64,532           17,964
           Treasury stock                                                      (300,000)           2,651
           Payment of dividends in cash                                        (118,887)         (61,296)
                                                                        ----------------   --------------
    NET CASH USED IN FINANCING ACTIVITIES                                      (501,351)        (102,031)
    DECREASE IN CASH AND CASH EQUIVALENTS                                      (124,247)          (2,635)
    CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                              503,400          446,148
                                                                        ================   ==============
    CASH AND CASH EQUIVALENTS AT YEAR END                                     $ 379,153        $ 443,513
                                                                        ================   ==============
    SUPPLEMENTAL INFORMATION:
    Cash paid during the period for:
                                                                        ================   ==============
       Interest                                                                $ 46,890         $ 32,105
                                                                        ================   ==============
       Taxes                                                                   $ 20,153         $ 26,406
                                                                        ================   ==============

The accompanying notes are an integral part of these combined statements.

GRUPO EDC
NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2000
(Expressed in thousands of US Dollars)
--------------------------------------------------------------------------------


NOTE 1-           BASIS OF PRESENTATION

The unaudited condensed combined financial statements of the Company included herein have been prepared in accordance with the summary of significant accounting principles and policies described in Note 2 to the accompanying audited combined financial statements as of December 31, 1999 and 1998, and for the three years ended December 31, 1999. Certain information and footnote disclosures normally included in the combined financial statements of the Company have been condensed or omitted pursuant to rules and regulations of the SEC.

In the opinion of management of the Company, the condensed combined financial statements include all adjustments, which consist only of normal recurring accruals, necessary to present fairly the financial information for the periods presented. These unaudited condensed combined financial statements should be read in conjunction with the accompanying audited combined financial statements of the Company as of December 31, 1999 and 1998, and for the three years ended December 31, 1999.

The preparation of the financial statements in conformity with USGAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent items at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2-           COMMITMENTS AND CONTINGENCIES

Various commitments and contingencies of the Company are disclosed in Note 15 to the accompanying audited combined financial statements. There have been no significant changes in these matters.

NOTE 3-           EARNINGS PER SHARE

       BASIC AND DILUTED EARNINGS PER SHARE                              2000                 1999
       ------------------------------------                          --------------     -----------------

       Net income available to common shareholders                        $ 99,852             $ 127,069
       Weighted average shares outstanding (in thousands)                6,735,096             7,003,006
                                                                     --------------     -----------------
                   Basic and diluted earnings per share                     $ 0.01                $ 0.02
                                                                     ==============      ================

(B)      PRO FORMA FINANCIAL INFORMATION.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2000, and for the year ended December 31, 1999, have been prepared as if AES's acquisition of 87.2% of Grupo EDC had occurred on January 1, 1999. A Pro Forma Condensed Consolidated Balance Sheet has been omitted because the acquisition of Grupo EDC is reflected in AES's June 30, 2000, historical condensed consolidated balance sheet. The unaudited Pro Forma Condensed Consolidated Financial Information has been prepared using the purchase method of accounting whereby the assets and liabilities of Grupo EDC are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Consolidated Financial Information may differ from the amounts ultimately determined. The unaudited Pro Forma Condensed Consolidated Financial Information is presented for informational purposes only and is not necessarily indicative of what AES's results of operations would have been if the Grupo EDC acquisition had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of management, all material adjustments necessary to reflect the effects of these transactions have been made.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
           FOR THE SIX MONTHS ENDED JUNE 30, 2000
            (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                             GRUPO
                                                               AES            EDC             PRO FORMA              PRO FORMA
                                                           HISTORICAL     HISTORICAL   (a)   ADJUSTMENTS   (c)      AES TOTAL
                                                         ------------------------------     --------------      -------------------
Revenue                                                         $ 3,014          $ 332                                     $ 3,346
Cost of sales                                                    (2,260)          (238)               (16) (d)              (2,514)
Selling, general and administrative expenses                        (48)             - (b)                                     (48)
Interest (expense) income, net                                     (497)           (21)               (22) (f)                (552)
                                                                                                      (12) (g)

Equity in earnings of affiliate                                     217              5                                         222
Foreign currency gain (loss)                                          3              -                                           3
Other (expense) income, net                                          12              6                                          18
                                                         ------------------------------                         -------------------
      INCOME BEFORE TAXES AND MINORITY INTEREST                     441             84                                         475
                                                         ------------------------------                         -------------------
Income tax provision (benefit)                                      114             11                (18) (h)                 107
Minority interest                                                    35             (1)                13  (i)                  47
                                                         ------------------------------                         -------------------
      INCOME FROM CONTINUING OPERATIONS                           $ 292           $ 74                                       $ 321
                                                         ==============================                         ===================

Basic earnings per share from continuing operations              $ 0.69                                                     $ 0.73
                                                         ===============                                        ===================
Weighted average basic shares outstanding                         423.4                                16  (j)               439.0
                                                         ===============                                        ===================

Diluted earnings per share from continuing operations            $ 0.66                                                     $ 0.70
                                                         ===============                                        ===================
Weighted average diluted shares outstanding                       461.6                                16  (j)               477.2
                                                         ===============                                        ===================



      The accompanying Notes to Unaudited Pro Forma Condensed Consolidated
          Financial Information are an integral part of these statements.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999
            (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                            GRUPO
                                                              AES            EDC              PRO FORMA              PRO FORMA
                                                          HISTORICAL     HISTORICAL          ADJUSTMENTS   (c)      AES TOTAL
                                                        ------------------------------     ---------------      -------------------

Revenue                                                        $ 3,253          $ 786                                      $ 4,039
Cost of sales                                                   (2,257)          (555)                (38) (e)              (2,850)
Selling, general and administrative expenses                       (71)             -  (b)                                     (71)
Interest (expense) income, net                                    (564)            14                 (54) (f)                (632)
                                                                                                      (28) (g)

Equity in earnings of affiliate                                     21             58                                           79
Foreign currency gain (loss)                                         9              2                                           11
Other income, net                                                   29              6                                           35
                                                        ------------------------------                          -------------------
      INCOME BEFORE TAXES AND MINORITY INTEREST                    420            311                                          611
                                                        ------------------------------                          -------------------

Income tax provision (benefit)                                     111             (9)                (42) (h)                  60
Minority interest                                                   64              -                  41  (i)                 105
                                                        ------------------------------                          -------------------
      INCOME FROM CONTINUING OPERATIONS                          $ 245          $ 320                                        $ 446
                                                        ==============================                          ===================


Basic earnings per share from continuing operations             $ 0.64                                                      $ 1.11
                                                        ===============                                         ===================
Weighted average basic shares outstanding                        383.0                                 20  (j)               403.4
                                                        ===============                                         ===================

Diluted earnings per share from continuing operations           $ 0.62                                                      $ 1.07
                                                        ===============                                         ===================
Weighted average diluted shares outstanding                      392.4                                 34  (k)               426.8
                                                        ===============                                         ===================


      The accompanying Notes to Unaudited Pro Forma Condensed Consolidated
         Financial Information are an integral part of these statements.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

The Unaudited Pro Forma Condensed Consolidated Financial Information are based on the following:

(a) Grupo EDC historical column for the six months ended June 30, 2000, includes Grupo EDC's results of operations from January 1, 2000, through the date of acquisition. Grupo EDC's results of operations subsequent to the date of acquisition are included in the AES historical column.

(b) Grupo EDC's historical selling, general and administrative expenses have been included as cost of sales for the purpose of consistent classification with AES's historical financial statements. In AES's historical consolidated financial statements, selling, general and administrative expenses consist of AES corporate expenses and all business development expenses.

(c) The components of the aggregate purchase price of 87.2% of the common stock of Grupo EDC are as follows:

               Net consideration for common stock...................                   $      1,526
               Transaction costs....................................                             56
                                                                                       ------------
                                                                                       $      1,582
                                                                                       ============

         The purchase price was recorded and allocated to the various net assets, which were adjusted to preliminary estimates of estimated fair market value, as follows:

               Purchase price ........................................................   $ 1,582
               Less: Stockholders' equity of Grupo EDC
                        Capital stock ................................................      (508)
                        Paid-in surplus ..............................................      (245)
                        Retained earnings ............................................    (1,353)
                        Treasury stock ...............................................       323
               Adjustment of assets and liabilities to fair value:
                        Property and equipment .......................................    (1,578)
                        Contractually obligated losses on sale of assets .............       185
                        Deferred income tax asset ....................................       419
                        Employee severance plan ......................................        87
                        Investment in subsidiaries ...................................        36
                        Elimination of intangible asset - goodwill ...................         7
                        Other net assets .............................................        25
                                                                                         --------
               Excess of fair values of net assets acquired over purchase
               price - negative goodwill .............................................   $(1,020)
                                                                                         ========


(d) Represents net increase in depreciation expense due to the following:

               Increase in depreciation expense due to step-up to record fair value of
               property and equipment ................................................   $    22
               Decrease in depreciation expense due to the allocation of negative
               goodwill to property and equipment ....................................        (6)
                                                                                         --------
                                                                                         $    16
                                                                                         ========


         Depreciation on property and equipment is computed using the straight-line method over the estimated composite lives of the assets, which range from 3 to 50 years.

(e) Represents net increase in depreciation expense due to the following:


               Increase in depreciation expense due to step-up to record fair value of
               property and equipment ................................................   $    53
               Decrease in depreciation expense due to the allocation of negative
               goodwill to property and equipment ....................................       (15)
                                                                                         --------
                                                                                         $    38
                                                                                         ========

         Depreciation on property and equipment is computed using the straight-line method over the estimated composite lives of the assets, which range from 3 to 50 years.

(f) Represents increase in interest expense from issuance of $500 million senior secured credit facility by AES EDC Funding, LLC, an AES subsidiary, and from amortization of related deferred financing costs. The interest rate on the facility, at the option of the Borrower, is either a base rate, as defined by the Lender, plus 2.0% per annum or the Eurodollar rate plus 3.0% per annum. The interest rate on the facility was 9.7925% at June 30, 2000. The weighted average interest rate of this debt was assumed to be 9.7925% for all periods presented.

(g) Represents increase in interest expense from issuance of 9.2 million $3.00 trust convertible preferred securities offered by AES Trust VII, for total proceeds of $460 million.

(h) Represents income tax benefit for the effects of pro forma adjustments which effect taxable income at a statutory rate of 35%.

(i) Represents minority interest's share, or 12.8%, of Grupo EDC's income from continuing operations for the period.

(j) Represents the weighted number of AES common shares issued in connection with the acquisition of Grupo EDC.

(k) Represents the weighted number of AES common shares issued in connection with the acquisition of Grupo EDC plus the dilutive effect of common stock equivalents. For the year ended December 31, 1999, certain convertible securities that were anti-dilutive for the historical period would have been dilutive had the Grupo EDC acquisition occurred on January 1, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               THE AES CORPORATION

Date: August 18, 2000                           By  /s/ William R. Luraschi
                                                   ---------------------------
                                                   William R. Luraschi
                                                   Vice President and Secretary